Exhibit 5.5

Clifford Chance LLP 10 Upper Bank Street London E14 5JJ Tel +44 20 7006 1000 Fax +44 20 7006 5555 DX 149120 CANARY WHARF 3 www.cliffordchance.com

To:	Lloyds Bank plc 25 Gresham Street London EC2V 7HN United Kingdom	Our ref: 70-41093676 Direct Dial: +44 207006 2099 E-Mail: paul.deakins@cliffordchance.com 6 June 2025

Lloyds Banking Group plc and Lloyds Bank plc shelf registration statement filed with the U.S. Securities and Exchange Commission (the "SEC") on 6 June 2025: Debt Securities
issued by Lloyds Bank plc

We have acted on the instructions of Lloyds Bank plc (the "Bank") as English legal advisers to the Bank in connection with the update in June 2025 of the shelf registration statement described above (the "Programme").

INTRODUCTION

1.1	Opinion Documents

This Opinion relates to the Shelf Documents (as defined in Schedule 1 (Documents and Enquiries).

1.2	Defined Terms

1.2.1	Terms defined or given a particular construction in the Programme shall have the same meaning in this Opinion unless a contrary indication appears.

1.2.1	"Debt Securities" means the Senior Debt Securities which may be issued by the Bank under the Programme.

Clifford Chance LLP is a limited liability partnership registered in England and Wales under no. OC323571. The firm's registered office and principal place of business is at 10 Upper Bank Street London E14 5JJ. The firm uses the word "partner" to refer to a member of Clifford Chance LLP or an employee or consultant with equivalent standing and qualifications. The firm is authorised and regulated by the solicitors regulation authority

1.2.2	Headings in this Opinion are for ease of reference only and shall not affect its interpretation.

1.2.3	All references in this Opinion to paragraphs mean paragraphs in this Opinion.

1.3	Legal Review

In connection with the giving of this Opinion:

1.3.1	we have reviewed the documents referred to in paragraph 1 of Schedule 1 (Documents and Enquiries) and completed the searches and enquiries referred to in paragraph 2 of Schedule 1 (Documents and Enquiries) and any references to such documents in this Opinion are to those documents as originally executed.

1.3.2	we have not verified the facts or the reasonableness of any statements (including statements as to foreign law) contained in any of the Shelf Documents.

1.3.3	we have not been responsible for ensuring that the Shelf Documents contain all material facts.

1.4	Applicable Law

This Opinion is governed by English law, relates only to English law as applied by the English courts as at today's date and does not extend to the laws of any other jurisdiction.  All non-contractual obligations and any other matters arising out of or in connection with this Opinion are governed by English law.

1.5	Taxation

We express no opinion on any taxation matter, and none is implied or may be inferred.

1.6	Assumptions

This Opinion is given on the basis of our understanding of the terms of the Shelf Documents and the assumptions set out in Schedule 2 (Assumptions). This Opinion is strictly limited to the matters stated in paragraph 2 and does not extend to any other matters.

2.	opinion

We are of the opinion that:

2.1	Corporate Existence

2.1.1	The Bank is a company duly incorporated in England and has the capacity and power to enter into each of the Shelf Documents and to exercise its rights and perform its obligations under the Shelf Documents and Debt Securities.

2.1.2	All corporate action required to authorise the execution by the Bank of the Shelf Documents and the exercise by it of its rights and the performance by it of its obligations under the Shelf Documents has been duly taken.

2.1.3	Save for the authorisation of each issue of Debt Securities required in accordance with the Minutes, all corporate action required to authorise the execution by the Bank of the Debt Securities and the exercise of its rights and performance of its obligations under the Debt Securities has been duly taken.

3.	Addressees and Purpose

This Opinion is provided in connection with the Programme and is addressed to and is solely for the benefit of the Bank.

This Opinion may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person.

We hereby consent to the filing of this Opinion as an exhibit to, and the reference to us made under the heading "Legal Opinions" in, the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required within section 7 of the United States Securities Act of 1933, as amended or the rules and regulations of the SEC thereunder.

/s/ Clifford Chance

Schedule 1
Documents and Enquiries

1.	DOCUMENTS

(a)	A copy, certified a true copy by Ryan Beattie of the articles of association of the Bank (the "Articles of Association").

(b)	An extract, certified a true extract by Martha Thompson, from the minutes of a meeting of a committee of the board of directors of the Bank held on 25 November 2024 (the "Minutes").

(c)	A power of attorney for the Bank in respect of the Programme dated 26 November 2024.

(d)	A Registration Statement dated 6 June 2025 including the form of prospectus relating to Debt Securities issued by the Bank under the Programme (the "Registration Statement").

(e)	Form of Senior Debt Securities Indenture filed with the SEC on 7 June 2022 as an exhibit to the Registration Statement (the "Senior Indenture") between the Bank and The Bank of New York Mellon (the "Trustee") relating to the Programme.

The Registration Statement and the Senior Indenture, are together referred to in this Opinion as the "Shelf Documents".

2.	SEARCHES AND ENQUIRIES

(a)	A search was conducted with the Registrar of Companies in respect of the Bank on 6 June 2025.

(b)	An enquiry by telephone was made at the Central Registry of Winding Up Petitions at the Insolvency and Companies List in London at 10:27 a.m. on 6 June 2025 with respect to the Bank.

Schedule 2

Assumptions

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	All signatures (including any electronic signatures), stamps and seals are genuine, all original documents are authentic, all deeds and counterparts were executed in single physical form and all copy documents supplied to us as photocopies or in portable document format (PDF) or other electronic form are genuine, accurate, complete and conform to the originals.

(b)	The copies of the Articles of Association and the Minutes of the Bank provided to us are accurate and complete as of the date of this Opinion and the member(s) of the Bank have not given any directions or passed any resolutions that would affect the matters addressed in this Opinion.

(c)	The person who signed the attestation clause of any Shelf Document was physically present and witnessed the signatory sign such Shelf Document.

Where, for the purposes of paragraphs 1(a) and 1(c) of this Schedule 2:

"sign" or "signed" means, in relation to a Shelf Document executed with an electronic signature, the process by which the signatory has applied such electronic signature to any Shelf Document; and

"electronic signature" means a signature in electronic form applied to any Issue Document that is intended by the signatory to take effect as their signature including, without limitation, an image of the signatory's handwritten signature, the typed name of the signatory, a signature generated by the signatory with a stylus on a touch pad or screen and any signature created by the signatory in accordance with the processes of an electronic signing platform.

2.	corporate authority

(a)	In resolving to enter into the Shelf Documents the directors of the Bank acted in good faith to promote the purpose of the Bank and in accordance with any other duty.

(b)	The resolutions of the Bank's committee of directors as set out in the Minutes referred to in Schedule 1 (Documents and Enquiries) were duly passed at a properly constituted and quorate meeting of duly appointed directors or, as the case may be, duly appointed committee of directors of the Bank and have not been amended or rescinded and are in full force and effect.

(c)	Each director of the Bank has disclosed any interest in the Shelf Documents and the Debt Securities in accordance with the provisions of the Companies Act 1985 and the Bank's Articles of Association and none of the Bank's directors has any interest in the Shelf Documents or the Debt Securities except to the extent permitted by the Bank's Articles of Association.

(d)	The Bank is in compliance with the limitations (which limit the maximum aggregate nominal amount of the Debt Securities which may be issued under the Programme) prescribed in the Bank's Articles of Association.

(e)	Each issue of Debt Securities by the Bank will be validly authorised by the Bank.

(f)	Any power of attorney granted by the Bank has not been revoked and is in full force and effect.

3.	EXECUTION OF DOCUMENTS

The Shelf Documents have been executed on behalf of the Bank by the person(s) authorised to do so in the resolutions set out in the Minutes referred to in Schedule 1  (Documents and Enquiries).

4.	OTHER DOCUMENTS

Save for those listed in Schedule 1 (Documents and Enquiries) there is no other agreement, instrument, other arrangement or relationship between any of the parties to any of the Shelf Documents which modifies, supersedes or conflicts with any of the Shelf Documents.

5.	SEARCHES AND ENQUIRIES

There has been no alteration in the status or condition of the Bank as disclosed by the searches and enquiries referred to in Schedule 1 (Documents and Enquiries).  However, the information revealed by the searches and enquiries referred to in paragraphs 2(a), and 2(b) in Schedule 1 (Documents and Enquiries) may be unreliable.  In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced in England, nor do they indicate whether or not insolvency proceedings have begun elsewhere.

6.	OTHER LAWS

All acts, conditions or things required to be fulfilled, performed or effected in connection with the Shelf Documents and the Debt Securities under the laws of any jurisdiction other than England have been duly fulfilled, performed and effected.